Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM CONSENT

We consent to the incorporation by reference in this Registration Statement of Konared Corporation on Form S-8 of our report dated October 10, 2013.

/s/ MaloneBailey, LLP

MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

May 21, 2014